EXHIBIT 99.3
PROXY

                             OGDEN TELEPHONE COMPANY

        The undersigned hereby appoints MAXINE B. DAVISON and PHILIP T. EVANS, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of OGDEN TELEPHONE COMPANY ("Ogden") owned by the undersigned at the Special Meeting of Shareholders to be held at the offices of Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York, on December 30, 1997 at 10:00am, local time, and at any adjournment or adjournments thereof:


1. Proposal to approve and adopt the Agreement and Plan of Reorganization By and Among Citizens Utilities Company ("Citizens"), Citizens-Ogden Telecommunications Company ("C-O Tel"), and Ogden Telephone Company, dated February 3, 1997, providing for the merger of C-O Tel, a wholly-owned subsidiary of Citizens, with and into Ogden, with Ogden continuing in existence as the surviving corporation.

             _      FOR           _      AGAINST       _      ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


        This Proxy is solicited on behalf of the Board of Directors of Ogden. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless otherwise specified, a signed Proxy will be voted FOR the proposal listed herein and described in the accompanying Proxy Statement/Prospectus. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting and Proxy Statement/Prospectus dated November 25, 1997, describing more fully the proposal set forth herein.

                                        Dated: _______________________, 1997


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                                        Signature(s) of shareholder(s)


Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his title.